Exhibit 10.1

FORM OF AMENDMENT NO. 1
2014 AND 2015 PERFORMANCE SHARES AGREEMENT

This Amendment No. 1 to the 201X Performance Shares Agreement (the “Grant Agreement”) entered into by and between Stoneridge, Inc., an Ohio corporation (the “Company”), and __________ (“Grantee”), on March __, 201X, is dated June __, 2016.

The Company and the Grantee desire to amend the Grant Agreement as follows.

The Grant Agreement is hereby amended by deleting in its entirety the paragraph under Section 2, Special Provisions Applicable to Retirement, following part (3), and replacing it with the following:

Only a Grantee who (i) is 63 or older on the date of retirement, (ii) has provided written notice to the Compensation Committee of the Board of Directors (the “Committee”) of the intent to retire at least 90 days prior to the retirement date, and (iii) has executed prior to retirement a customary one year non-competition agreement shall be permitted to have his or her Performance Shares earned upon retirement.

IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed by its duly authorized officer as of the day set forth above.

STONERIDGE, INC.

By
Jonathan DeGaynor

The foregoing is hereby accepted.